EXHIBIT 4.4

                  4 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2006

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of November 26, 2001

                                  by and among

         THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., as the Company,



               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                       and

                            OTHER INITIAL PURCHASERS

                              as Initial Purchasers

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                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of November 26, 2001 by and among The Profit Recovery Group International, Inc., a Georgia corporation (the "Company") and the Initial Purchasers (as hereinafter defined).

     This Agreement is made pursuant to the Purchase Agreement, dated November 20, 2001, among the Company, as issuer of the 4 3/4% Convertible Subordinated Notes due 2006 (the "Notes"), and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement to the Initial Purchasers and their respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement and each Holder (as defined below) by participating in a Registration Statement agrees to be bound by this Agreement.

     The parties hereby agree as follows:

     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     Act: As defined in the final paragraph of this Section 1.

     Affiliate: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Registration Rights Agreement, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof.

     Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     Closing Date: November 26, 2001.

     Common Stock: Common stock, no par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture as issuable or issued upon conversion of the Notes.

     Company:  The  Profit  Recovery  Group   International,   Inc.,  a  Georgia
corporation, and any successor corporation thereto.

     Controlling Person: As defined in Section 6(a) hereof.

     Damages Payment Date: Each of the semiannual interest payment dates provided in the Notes.

     Deferral Notice: As defined in Section 4(c) hereof.

     Effectiveness Period: As defined in Section 2(a) hereof.

     Effectiveness Target Date: The 150th day following the Closing Date.

     Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Filing Date: The 60th day after the Closing Date.

     Holder: Each owner of any Registrable Securities.

     Indemnified Person: As defined in Section 6(a) hereof.

     Indenture: The Indenture, dated as of the date hereof, between the Company and the Trustee, pursuant to which the Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     Initial Purchasers: Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other initial purchaser as set forth in the Purchase Agreement.

     Liquidated Damages: As defined in Section 3(a) hereof.

     Notice and Questionnaire: The Notice and Questionnaire attached hereto as Annex A.

     Notes: As defined in the second paragraph hereof.

     Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

     Proceeding: An action, claim, suit or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

     Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.



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     Purchase Agreement: As defined in the second paragraph hereof.

     Record Holder: (i) with respect to any Damages Payment Date relating to any shares of Common Stock as to which any such Liquidated Damages have accrued, the registered Holder of such shares 15 days prior to the next succeeding Damages Payment Date; and (ii) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages has accrued, the registered Holder of such Notes 15 days prior to the next succeeding Damages Payment Date.

     Registrable Securities: The Notes, the shares of Common Stock into which such Notes are converted or convertible (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof and at all times subsequent thereto, and associated related rights, if any, until the earliest of
(i) the date on which the resale thereof has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such security has been distributed to the public pursuant to Rule 144 or is saleable pursuant to paragraph (k) of Rule 144 or (iii) the date on which it ceases to be outstanding.

     Registration Default: As defined in Section 3(a) hereof.

     Registration Statement: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

     Requisite Information: As defined in Section 2(c) hereof.

     Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.



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     Rule 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation.

     SEC: The Securities and Exchange Commission.

     Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Shelf Registration Statement: As defined in Section 2(a) hereof.

     TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder.

     Transfer Agent: The registrar and transfer agent for the Company's Common Stock.

     Trustee: The trustee under the Indenture.

     References herein to the term "Holders of a majority in interest of Registrable Securities" or words to a similar effect shall mean, with respect to any request, notice, demand, objection or other action by the Holders hereunder or pursuant hereto (each, an "Act"), registered Holders of a number of shares of then outstanding Common Stock constituting Registrable Securities and an aggregate amount of then outstanding Notes constituting Registrable Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable upon conversion of such Notes constitutes in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Registrable Securities and the number of shares of Common Stock issuable upon conversion of then outstanding Notes constituting Registrable Securities. For purposes of the preceding sentence, Registrable Securities owned, directly or indirectly, by the Company or its Affiliates shall be deemed not to be outstanding.

     Section 2. Shelf Registration Statement.

     (a) The Company, at its expense, agrees to file with the SEC as soon as reasonably practicable after the Closing Date, but in no event later than the Filing Date, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 covering all of the Registrable Securities or separate Registration Statements for an offering to be made on a delayed or continuous basis pursuant to Rule 415 covering all of the Common Stock and Notes constituting Registrable Securities, respectively (each such Registration Statement filed by the Company pursuant to this Agreement a "Shelf Registration Statement"). Each Shelf Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by Holders of a majority in interest of Registrable Securities being sold. The Company shall not permit any securities other than the Registrable Securities to be included in any Shelf Registration Statement. The Company shall use all reasonable efforts to cause each Shelf Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof, but in any event


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not later than the Effectiveness Target Date after the Closing Date, and to keep each Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that is two years after the date on which all of the Notes are sold by the Company (including those sold pursuant to the option granted to the Initial Purchasers in the Purchase Agreement) to the Initial Purchasers (the "Effectiveness Period"), (ii) the date when the Holders of Registrable Securities are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise, or (iii) the sale pursuant to any Shelf Registration of all securities registered thereunder.

     (b) Supplements and Amendments. The Company shall use all reasonable efforts to keep each Shelf Registration Statement continuously effective by supplementing and amending the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act or if reasonably requested by the Holders of a majority in interest of the Registrable Securities or by any underwriter of such Registrable Securities.

     (c) Selling Securityholder Information. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire that confirms such Holder's agreement to be bound by the terms of this Agreement and includes such information regarding it and the distribution of its Registrable Securities as is required by law to be disclosed by the Holder in the applicable Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. The Company shall not be required to include in any Shelf Registration Statement and related Prospectus the Registrable Securities of any Holder that does not provide the Company with a Notice and Questionnaire in accordance with this
Section 2(c). The Company shall file, within five Business Days after the receipt of a Notice and Questionnaire from any Holder which includes the Requisite Information with respect to such Holder, a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder within five Business Days after receipt of such Notice and Questionnaire with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities and to file the same with the SEC. Each Holder shall promptly notify the Company of any material changes to the Requisite Information contained in the Notice and Questionnaire provided to the Company by such Holder. If the Company shall fail to file the appropriate supplement or amendment within five Business Days of receipt of such notice, the Company shall pay the Holder Liquidated Damages in the manner set forth in Section 3. Furthermore, if the filing requires a post-effective amendment to the Registration Statement and such amendment is not declared effective within 45 Business Days of the filing of the post-effective amendment, the Company shall pay the Holder Liquidated Damages in the manner set forth in Section 3. If any such Registration Statement


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

refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require, in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in such Registration Statement at any time subsequent to the time that such reference ceases to be required.

     (d) Material Events; Suspension of Sales. Notwithstanding the provisions contained in this Section 2, in the event that, in the judgment of the Company's Board of Directors, it is advisable to suspend use of the Prospectus due to pending corporate developments, public filings with the SEC or similar events, the Company shall promptly deliver a written certificate to each registered Holder, the Trustee, the Transfer Agent and the managing underwriters, if any, to the effect that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. Thereafter, the use of the Prospectus shall be suspended, and the Company shall not be required to maintain the effectiveness of, or amend or update the Shelf Registration Statement, or amend or supplement the Prospectus; provided, however, that the Company shall only be permitted to suspend the use of the Prospectus for a period not to exceed 45 days in any three-month period or, an aggregate of 90 days in any 12-month period. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as, in the judgment of the Company's Board of Directors, disclosure of the material relating to such pending development, filing or event would not have a material adverse effect on the Company.

     (e) Additional Agreements of Holders. Each Holder agrees not to dispose of Registrable Securities pursuant to the Shelf Registration Statement without complying with the prospectus delivery requirements under the Act and the provisions of paragraph (d) above regarding use of the Prospectus. Each Holder further agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Registrable Securities pursuant to the Shelf Registration Statement. Each Holder further acknowledges having been advised by the Company that applicable federal securities laws prohibit Holders from trading in securities of the Company at any time while in possession of material non-public information about the Company.

     Section 3. Liquidated Damages.

     (a) The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to
Section 2 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder under the circumstances and to the extent set forth below:

          (i) if the Shelf Registration Statement has not been filed with the SEC on or prior to the Filing Date; or

          (ii) if such Shelf Registration Statement is not declared effective by the SEC on or prior to the applicable Effectiveness Target Date; or



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          (iii) any Shelf Registration Statement ceases to be effective or fails to be usable at any time during the Effectiveness Period (without being succeeded within five Business Days by a post-effective amendment or supplement to such Registration Statement that cures such failure and that is itself, in the case of post-effective amendment, immediately declared effective); or

          (iv) the Prospectus has been suspended as described in clause (iii) of this Section 3(a) longer than the period permitted by such paragraph (each of the foregoing, a "Registration Default").

     In the event of a Registration Default, commencing on (and including) the date immediately succeeding the date of any Registration Default and ending on (but excluding) the next date on which no Registration Default shall be continuing, the Company agrees to pay, as liquidated damages and not as a penalty, an amount, payable on the Damages Payment Dates to Record Holders of then outstanding Notes that are Registrable Securities or of then outstanding shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, if any, as the case may be, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate Applicable Principal Amount of such Notes, to Record Holders of the then outstanding Notes that are Registrable Securities, or the aggregate principal amount of the Notes converted to Record Holders of the then outstanding shares of Common Stock that are Registrable Securities, as the case may be. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default (without in any way limiting the effect of any subsequent Registration Default). All accrued Liquidated Damages shall be paid to the holders of (i) Notes constituting Registrable Securities, pursuant to the terms of the Indenture with respect to the payment of interest; and (ii) shares of Common Stock, in the manner as interest payments on the Notes on semiannual payment dates that correspond to interest payment dates for the Notes. The parties hereto agree and acknowledge that the payment of Liquidated Damages to holders of Common Stock upon a Registration Default pursuant to this Agreement shall not be a dividend on such shares of Common Stock.

     (b) The Company shall notify the Transfer Agent or the Trustee, as the case may be, within one Business Day after each and every date on which a Registration Default occurs. Liquidated Damages shall be paid by the Company to the Record Holders of Common Stock on each Damages Payment Date by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the register of the Company for the Common Stock, if no such accounts have been specified in the Notice and Questionnaire on or before the Damages Payment Date; and Liquidated


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Damages shall be paid by the Company to the Record  Holders of the Notes on each semiannual interest payment date together with interest to be paid on the Notes pursuant to the terms of the Indenture, by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses as they appear in the Notes Register (as defined in the
Indenture)  if  no  such  accounts  have  been   specified  in  the  Notice  and
Questionnaire on or before the Damages Payment Date; provided, however, that any Liquidated Damages accrued with respect to any Notes or portion thereof called for redemption on a redemption date, repurchased on a repurchase date, or converted into shares of Common Stock on a conversion date prior to the Damages Payment Date shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date.

     Section 4. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form selected by the Company to permit the resale of Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

     (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (excluding, unless requested, any document that would be incorporated or deemed to be incorporated therein by reference and then only to the Holder who so requested), furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such registration statement, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the Holders of a majority in interest of the Registrable Securities or the managing underwriters, if any, shall reasonably object in writing (by hand-delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents;

     (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented (including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(c) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of
Section 2(c) hereof));



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

     (c) Notify the Holders and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph in no event fewer than two Business Days prior to such filing) and, (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and,
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request of the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto; (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose (a "Deferral Notice"); (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) hereof are not true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (vi) of the existence of any fact or the happening of any event that makes any statement made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply;

     (d) Use all reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

     (e) If requested by the Initial Purchasers or managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold in connection with such offering, (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Initial Purchasers or managing underwriters, if any, or such Holders agree should, in their reasonable judgment, be included therein; and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that are not in the opinion of counsel for the Company, in compliance with applicable law;

     (f) Furnish to each Holder who so requests, each Initial Purchaser and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any Initial Purchaser or any managing underwriter);

     (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company shall have given notice to such Holder pursuant to Section 2(d), the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

     (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered for, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary legally to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to (i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends, shall (in the case of Notes) bear a CUSIP number different from the CUSIP number for the Registrable Securities and shall be in a form eligible for deposit with The Depository Trust Company; and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities;

     (j) Cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required as a consequence of the nature of a Holder's business, in which case the Company will cooperate in all reasonable respects and at such Holder's expense with the filing of such Registration Statement and the granting of such approvals as may be reasonably necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that the Company shall not be required to register the Registrable Securities in any jurisdiction that would require the Company to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) hereof, as promptly as reasonably practicable (subject to any suspension of sales pursuant to Section 2(d) hereof), prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, to provide a CUSIP number for the Registrable Securities to be sold pursuant to the Registration Statement;

     (m) Enter into such agreements (including any underwriting agreements in form, scope and substance as are customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities; provided, however, that the Company is not required to facilitate an underwritten offering without its consent, given in its sole discretion. In connection with any underwritten offering, the Company will (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) seek to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters)); (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Holders of majority interest of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

     (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus); (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement;

     (o) Use all reasonable efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of Notes or Common Stock constituting Registrable Securities to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents (including Form T-1) required to be filed with the SEC to enable the Indenture to be so qualified under the TIA in a timely manner;

     (p) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act or Rule 158 (or any similar rule promulgated under the Securities Act), no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering; and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

     (q) (i) list all shares of Common Stock covered by any Registration Statements on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the Nasdaq National Market ("Nasdaq") all Common Stock covered by all such Registration Statements if the Common Stock is then so authorized for quotation.

     (r) Make reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

     Section 5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are offered or sold pursuant to any
Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filings fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in this Section 5, fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority in interest of Registrable Securities, may designate)); (ii) printing expenses (including, without limitation, of printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in interest of the Registrable Securities included); (iii) messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company (plus one counsel deemed appropriate by the representative of the Initial Purchasers) in accordance with the provisions of Section 5 hereof; (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) (including, without limitation, the expenses of any special audit and "comfort" letters required by or incident to such performance); (vi) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of an annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or the Nasdaq National Market. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it.

     Section 6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Initial Purchaser and each Holder of Registrable Securities and each person, if any, who controls the Initial Purchaser or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser, such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls the Initial Purchaser or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Deferral Notice was given to such Notice Holder in accordance with Section 8(b), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact.

     (b) In connection with any Shelf Registration in which a Holder, including, without limitation, the Initial Purchaser, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     The Initial Purchaser agrees to indemnify and hold harmless the Company, the Holders of Registrable Securities, and each person, if any, who controls the Company or any Holder of Registrable Securities within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Initial Purchaser expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), whose fees must be reasonable, for the Initial Purchaser, Holders of Registrable Securities, and all persons, if any, who control the Initial Purchaser or Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (b) the fees and expenses of more than one separate firm (in addition to any local counsel), whose fees must be reasonable, for the Company and each person, if any, who controls the Company within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Initial Purchaser, Holders of Registrable Securities, and control persons of the Initial Purchaser and Holders of Registrable Securities, such firm shall be designated in writing by the Initial Purchaser. In the case of any such separate firm for the Company and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and
(2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company on the one hand and the Holders of the Registrable Securities or the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of the Registrable Securities or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 6, neither the Holder of any Registrable Securities nor the Initial Purchaser, shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Initial Purchaser, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 6(e), each person, if any, who controls the Initial Purchaser or any Holder of Registrable Securities within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, as the case may be.

     Section 7. Information Requirements. (a) The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, the Company will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether the Company has complied with such filing requirements, unless such a statement has been included in the Company's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

     (b) The Company shall file reports required to be filed by it under the Exchange Act.

     Section 8. Underwritten Registration. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Holders of a majority in interest of such Registrable Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed). No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements.

     Section 9. Miscellaneous.

     (a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, in addition to being entitled to exercise all rights granted by law, including, without limitation, recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate. This Section 9(a) shall not apply to any breach for which Liquidated Damages have been specifically provided hereunder.

     (b) No Inconsistent Agreements. The Company has not and shall not enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company is not currently a party to any agreement granting any registration rights with respect to any of its securities to any person which conflicts with the Company's obligations hereunder or gives any other party the right to include any securities in any Registration Statement filed pursuant hereto, except for such rights and conflicts as have been irrevocably waived.

     (c) No Adverse Action Affecting the Registrable Securities. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

     (d) No Piggyback on Registrations. After the date hereof, the Company shall not grant to any of its security holders (other than the Holders in such capacity) the right to include any of its securities in any Shelf Registration Statement.

     (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Holders of a majority in interest of the Registrable Securities, provided, however, that, for the purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(e), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

     (f) Notices. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business

Day after being  deposited  with such courier,  if made by overnight  courier or
(iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

          (i) if to a Holder, to the address of such Holder as it appears in the Notice and Questionnaire, or, if not so specified, in the Common Stock or Notes register of the Company, as applicable;

          (ii) if to the Company to:

               The Profit Recovery Group International, Inc.
               2300 Windy Ridge Parkway
               Suite 100 North
               Atlanta, GA  30339-8426
               Telephone No.  (770) 779-3900
               Facsimile No.  (770) 779-3034
               Attention:  Chief Financial Officer

          (iii) If to the Initial Purchasers, to:

               Merrill Lynch & Co.,
               Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
               4 World Financial Center
               New York, New York  10080
               Attention:  Investment Banking Counsel
               Telecopy No.:  (212) 449-3307

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given, when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier, upon receipt by the Company after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

     (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each existing and future Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company is a party.

     (h) Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

     (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

     (m) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for Liquidated Damages under Section 3 hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                               THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.



                               By:  /s/ John M. Cook
                                  --------------------------------------------
                                  Name:  John M. Cook
                                  Title: Chief Executive Officer


The foregoing Registration Rights
Agreement is hereby confirmed and
agreed to as of the date first written above:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED



By: /s/ Robert Powers
    --------------------------------------
         Authorized Signatory

Acting on behalf of itself and the Initial Purchasers

                                                                         Annex A

            FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

     The undersigned beneficial holder of 4 3/4% Convertible Subordinated Notes due 2006 (the "Notes") of The Profit Recovery Group International, Inc. ("PRG") or common stock, without par value issued upon conversion of Notes (the "Common Stock" and together with the Notes, the "Registrable Securities"), of PRG understands that PRG has filed or intends to file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated November 26, 2001 between PRG and the initial purchasers named therein. The Registration Rights Agreement is available from PRG upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

     Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to PRG as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed Notice and Questionnaire from a beneficial owner following the effectiveness of the Shelf Registration Statement, PRG will, as promptly as practicable but in any event within five business days of such receipt, file such amendments to the Shelf Registration Statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of Registrable Securities.

     Certain legal consequences arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

     The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to PRG of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf

Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

     Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the initial purchasers of the Registrable Securities and each person, if any, who controls such initial purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and PRG, and each person, if any, who controls PRG within the meaning of either such section, against any and all loss, liability, claim, damage and expense arising in connection with statements concerning the undersigned made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

     The undersigned hereby provides the following information to PRG and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

1.   (a) Full Legal Name of Selling Securityholder:

     ---------------------------------------------------------------------------

     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

     --------------------------------------------------------------------------

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

     ---------------------------------------------------------------------------

2.   Address for Notices to Selling Securityholder:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     Telephone:
                ----------------------------------------------------------------

     Fax:
           ---------------------------------------------------------------------

     Contact Person:
                     -----------------------------------------------------------

3.   Beneficial Ownership of Registrable Securities:

     (a) Type and principal amount of Registrable Securities beneficially owned:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     (b)   CUSIP No(s). of such Registrable Securities beneficially owned:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

4.   Beneficial ownership of PRG securities owned by the Selling Securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of PRG other than the Registrable Securities listed above in Item (3).

     (a)  Type and amount of other securities  beneficially owned by the Selling
          Securityholder:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     (b)  CUSIP No(s). of such Registrable Securities beneficially owned:

     ---------------------------------------------------------------------------

5.   Relationship with PRG:

     Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holder (5% or more) has held any position or office or has had any other material relationship with PRG (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

6.   Plan of Distribution:

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     Note:In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of PRG.

     The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provision.

     The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

     Pursuant to the Registration Rights Agreement, PRG has agreed under certain
circumstances   to  indemnify  the  Selling   Securityholders   against  certain
liabilities.

     In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify PRG of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registrant Rights Agreement shall be made in writing at the address set forth below.

     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by PRG in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

                                Beneficial Owner



                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

     Dated:_______________

        PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE
              TO THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. AT:

                            2300 Windy Ridge Parkway
                                 Suite 100 North
                             Atlanta, GA 30339-8426
                        Attention: Chief Financial Office